Exhibit (c)(7)

Confidential Material Regarding: August 1, 2006 Confidential Project ACADIA New York – Atlanta - Boston - Chicago - San Francisco

This presentation, and the oral or video presentation that supplements it, have been developed by and are proprietary to Sandler O'Neill & Partners, L.P. and were prepared exclusively for the benefit and internal use of the recipient. Neither the printed presentation nor the oral or video presentation that supplements it, nor any of their contents, may be reproduced, distributed or used for any other purpose without the prior written consent of Sandler O'Neill & Partners, L.P. The analyses contained herein rely upon information obtained from the recipient or from public sources, the accuracy of which has not been verified, and cannot be assured, by Sandler O'Neill & Partners, L.P. Moreover, many of the projections and financial analyses herein are based on estimated financial performance prepared by or in consultation with the recipient and are intended only to suggest reasonable ranges of results. Finally, the printed presentation is incomplete without the oral or video presentation that supplements it. Sandler O’Neill & Partners, L.P. prohibits employees from offering, directly or indirectly, favorable research, a specific rating or a specific price target, or offering or threatening to change research, a rating or a price target to a company as consideration or inducement for the receipt of business or compensation. The Firm also prohibits research analysts from being compensated for their involvement in, or based upon, specific investment banking transactions. Sandler O'Neill & Partners, L.P. is a limited partnership, the sole general partner of which is Sandler O'Neill & Partners Corp., a New York corporation. Sandler O'Neill & Partners, L.P. is a registered broker-dealer and a member of the National Association of Securities Dealers, Inc. Sandler O'Neill Mortgage Finance L.P. is an indirect wholly-owned subsidiary of Sandler O'Neill & Partners Corp. This material is protected under applicable copyright laws and does not carry any rights of publication or disclosure. GENERAL INFORMATION AND LIMITATIONS

Projected Stock Price NOTE: Management’s base case projections assume 7% growth from 2007 estimated EPS of $2.44

NOTE: Management’s base case projections assume 7% growth from 2007 estimated EPS of $2.44 Net Present Value Analysis

2007 EPS Accretion (Dilution) 2008 EPS Accretion (Dilution) 100% Cash 100% Cash 32.00 $ 34.00 $ 36.00 $ 38.00 $ 40.00 $ 32.00 $ 34.00 $ 36.00 $ 38.00 $ 40.00 $ -15% 2.04% 1.84% 1.64% 1.45% 1.25% -15% 2.90% 2.66% 2.42% 2.18% 1.93% -10% 2.32% 2.12% 1.92% 1.72% 1.52% -10% 3.26% 3.02% 2.78% 2.54% 2.30% -5% 2.59% 2.39% 2.20% 2.00% 1.80% -5% 3.62% 3.38% 3.14% 2.90% 2.66% 0% 2.87% 2.67% 2.47% 2.27% 2.08% 0% 3.98% 3.74% 3.50% 3.26% 3.02% 5% 3.14% 2.94% 2.75% 2.55% 2.35% 5% 4.34% 4.10% 3.86% 3.62% 3.38% 10% 3.42% 3.22% 3.02% 2.82% 2.63% 10% 4.70% 4.46% 4.22% 3.98% 3.74% 15% 3.69% 3.50% 3.30% 3.10% 2.90% 15% 5.06% 4.82% 4.58% 4.34% 4.10% 50% Cash / 50% Stock 50% Cash / 50% Stock 32.00 $ 34.00 $ 36.00 $ 38.00 $ 40.00 $ 32.00 $ 34.00 $ 36.00 $ 38.00 $ 40.00 $ -15% 0.20% (0.10%) (0.40%) (0.70%) (1.00%) -15% 0.32% (0.07%) (0.45%) (0.84%) (1.22%) -10% 0.47% 0.17% (0.14%) (0.44%) (0.74%) -10% 0.66% 0.27% (0.11%) (0.49%) (0.87%) -5% 0.74% 0.43% 0.13% (0.17%) (0.47%) -5% 1.01% 0.62% 0.23% (0.15%) (0.53%) 0% 1.00% 0.70% 0.40% 0.09% (0.21%) 0% 1.35% 0.96% 0.58% 0.19% (0.19%) 5% 1.27% 0.96% 0.66% 0.36% 0.06% 5% 1.70% 1.31% 0.92% 0.54% 0.15% 10% 1.54% 1.23% 0.93% 0.62% 0.32% 10% 2.04% 1.65% 1.27% 0.88% 0.49% 15% 1.80% 1.50% 1.19% 0.89% 0.59% 15% 2.39% 2.00% 1.61% 1.22% 0.84% 100% Stock 100% Stock 32.00 $ 34.00 $ 36.00 $ 38.00 $ 40.00 $ 32.00 $ 34.00 $ 36.00 $ 38.00 $ 40.00 $ -15% (1.53%) (1.92%) (2.31%) (2.70%) (3.09%) -15% (2.07%) (2.57%) (3.08%) (3.57%) (4.06%) -10% (1.27%) (1.66%) (2.06%) (2.45%) (2.83%) -10% (1.74%) (2.24%) (2.75%) (3.24%) (3.74%) -5% (1.01%) (1.41%) (1.80%) (2.19%) (2.58%) -5% (1.40%) (1.91%) (2.42%) (2.92%) (3.41%) 0% (0.75%) (1.15%) (1.54%) (1.93%) (2.32%) 0% (1.07%) (1.58%) (2.09%) (2.59%) (3.09%) 5% (0.49%) (0.89%) (1.28%) (1.68%) (2.07%) 5% (0.74%) (1.25%) (1.76%) (2.26%) (2.76%) 10% (0.23%) (0.63%) (1.03%) (1.42%) (1.81%) 10% (0.41%) (0.92%) (1.43%) (1.94%) (2.44%) 15% 0.03% (0.37%) (0.77%) (1.16%) (1.56%) 15% (0.08%) (0.59%) (1.10%) (1.61%) (2.11%) Change in EPS Est. Change in EPS Est. Change in EPS Est. Change in EPS Est. Change in EPS Est. Change in EPS Est.